UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2016 (May 24, 2016)

CLEARTRONIC, INC.
(Exact name of registrant as specified in its charter)

Florida	000-55329	65-0958798
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

8000 North Federal Highway Boca Raton, FL 33487
(Address of principal executive offices)

Registrant's telephone number, including area code: 561-939-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Agreement.

On May 24, 2016, the Registrant entered into an Option Agreement (the “Agreement”) with University of Southern Florida Research Foundation, Inc. (“USFRF”) relating to an exclusive license of certain patent rights in connection with one of USFRF’s U.S. Patent Applications. Both parties recognize that further work and research is required to develop practical applications for the invention described in the patent rights, and this Agreement provides the Registrant with the right to evaluate the patent rights, potential products, market for such products and ultimately the election or option to negotiate a license.  In the Agreement USFRF grants the Registrant the option to negotiate a royalty bearing, limited term, exclusive license to the patent rights.

The Agreement is for one (1) year commencing May 24, 2016.  USFRF reserves the right under the Agreement to negotiate with third parties for licensing but grants the Registrant the right of first refusal.  The Agreement terminates either on May 24, 2017, when a License Agreement is executed between the parties, ninety (90) days following written notice by the Registrant of intent to exercise its option rights, or by USFRF with thirty (30) days written notice to the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARTRONIC, INC.

Date: May 31, 2016

By: /s/ Larry Reid

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Larry Reid

Chief Executive Officer